Exhibit 5

                  LETTERHEAD OF BATCHER, ZARCONE & BAKER, LLP
                                ATTORNEYS AT LAW


                                 March 12, 2007

Securities and Exchange Commission
100 F Street, N.E.                                          VIA ELECTRONIC
Washington, DC 20549                                        TRANSMISSION (EDGAR)

Re: Legal Opinion Pursuant to SEC Form SB-2
    Registration Statement - Kitcher Resources, Inc.

Dear Ladies and Gentlemen:

     We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed Kitcher Resources, Inc, a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

     I have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. I have done so in light of Nevada law, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

                                    Regards,

                                    BATCHER ZARCONE & BAKER, LLP


                                    /s/ Karen A. Batcher
                                    ------------------------------
                                    Karen A. Batcher, Esq.